Exhibit 99.1

News Release
FOR IMMEDIATE RELEASE
ChinaCast Education Corporation Announces Full
Year 2006 IFRS Results For ChinaCast
Communication Holdings Ltd.
FY 2006 Revenues For ChinaCast Communication Holdings Increase 20% over
FY 2005 to $27.6 million;
University Distance Learning Students Increase 13% to 128,000
Singapore, April 2, 2007 — ChinaCast Education Corporation (OTCBB: CEUC.OB) (“ChinaCast” or “the Company”), one of the leading e-learning services providers to educational institutions, government agencies and corporate enterprises in China, today announced the financial results of its subsidiary ChinaCast Communication Holdings Ltd. (“CCH”) for the year ended December 31, 2006.
This press release and associated financial statements are prepared under International Financial Reporting Standards (IFRS), per disclosure rules of the SGS, and are not in compliance with US GAAP, and therefore are not indicative of the US GAAP FY 2006 consolidated results of the Company. Although the results of CCH reflect the underlying operating performance of ChinaCast, the Company’s investors should be cautioned that most of the costs related to the takeover will be reflected at the ChinaCast level. The US GAAP FY 2006 consolidated results of the Company will therefore be different from that of CCH. The Company expects to include its FY 2006 financial statements that have been prepared in accordance with US GAAP as part of its Annual Report on Form 10-KSB.
In December 2006, ChinaCast successfully acquired CCH, a company listed on the Singapore Stock Exchange (“SGX”) (Reuters: CCCH.SI). ChinaCast now owns 93.73% of CCH and intends to de-list CCH from the SGX and apply for listing on the NASDAQ Stock Market. This press release and associated financial statements reflect the combined operating results of CCH and that of ChinaCast Co., Ltd. (“CCL Beijing”) and ChinaCast Li Xiang Co., Ltd. (“CCLX”), which provides a more meaningful review of the operating performance of CCH.
CCH continued its record of strong revenue growth in 2006 which reflected the robust growth opportunities in the PRC education market. Total revenues increased by 20% over 2005 to $27.6 million and profit from operations grew to $7.3 million. CCH generated over $9 million of cash from operations in 2006 and its cash, bank balances and term deposits amounted to $63 million, an increase of over $16 million since the end of 2005 while remaining virtually debt free. Net profit after minority interest declined to $3.8 million as a result of taking a one-time investment impairment charge of $1.7 million and higher professional fees and compliance costs incurred as a direct result of ChinaCast’s takeover of CCH which caused administration expenses to jump by over 15% to $6.3 million.
All three major business lines, namely, university distance learning, K-12 educational content and vocational/career training, reported revenue growth in FY 2006. At the end of 2006, the number of university distance learning students enrolled in 20 university/post-secondary educational institutions using the CCH distance learning platform increased to 128,000, an increase of 13% from the previous period. Revenues grew to $11.6 million, a 23% increase over 2005. The K-12 educational content services business, which provides educational content distribution subscription services to primary, middle and high schools, grew revenue to $10 million, a year-on-year increase of 7%. Revenue in the vocational/career training business, which provides IT and management training courses and network services to government and enterprise customers, also showed healthy growth by increasing to $5.9 million, a gain of 43% over FY 2005, primarily from new equipment sales to enterprise/government customers.
Set forth below is a table highlighting results of CCH for the twelve months ended December 31, 2006.

(Dollars in thousands)	FY2006	FY2005
Revenue
University Distance Learning	$11,590	$9,393
K-12 Educational Content	$10,065	$9,419
Vocational/Career Training	$5,919	$4,136
Total Revenue	$27,574	$22,947
Gross Profit	$13,122	$12,471
Profit from Operations	$7,305	$7,053
Profit Before Income Tax	$5,484	$7,050
Net Profit	$3,833	$5,699

1.	CCH financial statements are prepared under IFRS and are not in compliance with US GAAP

2.	Figures above are the combined results of CCH, CCL Beijing and CCLX which provides a more meaningful review of the financial performance of the whole Company

3.	Exchange rate US$1 = RMB 7.8
Chairman and Chief Executive, Ron Chan, commented: “We remain very positive on our prospects in the fast-growing PRC education sector. China’s Ministry of Education recently stated that it would increase education spending from 3.5% to 4% of GDP by 2007. In light of these statistics and the current emphasis on education, the education market in China is set to be one of the largest and fastest growing in the world. We have a strong e-learning business that provides our core revenue characterized by long term contracts with our educational institution partners. Our growth is being fuelled by the further expansion of our course offerings by our university distance learning partners, the increased number of vocational/career training programs for our government and enterprise customers and the increase in distribution channels for our K-12 educational content.
“The acquisition of CCH by the Company has resulted in an increase in its net cash position which CCH intends to utilize to expand its education business. In 2007, CCH plans to enter into the private education school market and to make additional strategic acquisitions in the post-secondary and vocational/career training markets. We believe that these underlying market drivers, combined with CCH’s strong strategic and financial position, make CCH well-positioned to reap the benefits of growth in the PRC education market in 2007 and beyond.”
About ChinaCast Communication Holdings Limited (“CCH”), ChinaCast Co., Ltd. (“CCL Beijing”) and ChinaCast Li Xiang Col, Ltd. (“CCLX”):
Established in 1999 and headquartered in Beijing, CCH (SGX, Reuters: CCCH.SI) provides e-learning services and content to educational institutions, government agencies and Fortune 500 enterprises. These services include broadband network services, interactive distance learning applications, multimedia education content, educational portals, as well as IT certification and management training courses. CCH has entered into technical service agreements with each of CCL Beijing and CCLX (collectively, the “Satellite Operating Entities” or “SOE”), pursuant to which CCH provides the SOE with certain technical services and ancillary equipment in connection with their satellite communication businesses. As compensation, CCH receives a service fee that equals the difference between the SOE’s total monthly revenues net of respective operating expenses. CCH went public on the SGX on May 14, 2004.
About ChinaCast Education Corporation (“ChinaCast”, OTCBB:CEUC):
In December 2006, ChinaCast (formerly known as Great Wall Acquisition Corporation, OTCBB: GWAQ.OB) made a successful general offer to acquire CCH. As of March 26, 2007, ChinaCast holds 93.73% of CCH. All the strategic shareholders of CCH have exchanged for

ChinaCast shares. It is ChinaCast’s stated intention to acquire the remaining shares of CCH and de-list it from the SGX. The Company intends to eventually seek listing on the NASDAQ.
Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995
This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements express our current expectations or forecasts of possible future results or events, including projections of future performance, statements of management’s plans and objectives, future contracts, and forecasts of trends and other matters. Forward-looking statements speak only as of the date of this filing, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. You can identify these statements by the fact that they do not relate strictly to historic or current facts and often use words such as “anticipate”, “estimate”, “expect”, “believe,” “will likely result,” “outlook,” “project” and other words and expressions of similar meaning. No assurance can be given that the results in any forward-looking statements will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.
###
For more information, please contact:
Michael J. Santos, Chief Marketing Officer & Investor Relations Officer
ChinaCast Education Corporation
15/F Ruoy Chai Building
No. 8 Yong An-Dongli, Jianguomenwai Avenue, Chaoyang District
Beijing 100022, PRC
Tel: (86-10) 6566-7788
Email: mjsantos@chinacast.com.cn
Web: www.chinacastcomm.com
US Investor Relations Contact:
Miranda Weeks
Advanced Investor Relations, L.L.C.
Tel: (703) 485-6067
Email: Miranda@advancedinvestorrelations.com

CHINACAST COMMUNICATION
CHINACAST COMMUNICATION HOLDINGS LIMITED
Unaudited Financial Statement Announcement For Year Ended 31 December 2006
1(a)	An income statement (for the group) together with a comparative statement for the corresponding period of the immediately preceding financial year.

	Group	Group
	1 Jan -31 Dec	1 Jan -31 Dec
	FY2006	FY2005	% change
	RMB’000	RMB’000	+/(-)
Revenue	92,551	73,498	25.92
Cost of sales	(56,152)	(36,601)	53.42

Gross profit	36,399	36,897	(1.35)
Service fee(Note A)	36,551	50,305	(27.34)
Other income	7,902	4,851	62.89
Selling expense	(2,571)	(2,532)	1.54
Administrative expense	(39,379)	(35,157)	12.01

Profit from operations	38,902	54,364	(28.44)
Finance costs	(18)	(19)	(5.26)

Profit before income tax	38,884	54,345	(28.45)
Income tax expense	(8,992)	(9,894)	(9.12)

Net profit for the year	29,892	44,451	(32.75)

Attributable to
Equity holders of the parent	31,295	43,787	(28.53)
Minority interest	(1,403)	664

	29,892	44,451	(32.75)

Notes to Income Statement:
(A)	The Group had entered into technical service agreements with each of ChinaCast Co., Ltd (“CCL”) and ChinaCast Li Xiang Co., Ltd. (“CCLX”) (collectively, the “Satellite Operating Entities” or “SOE”), pursuant to which the Group provides SOE with certain technical services and ancillary equipment in connection with their satellite communication businesses. As compensation, the Group receives a service fee that equals the difference between SOE’s total monthly revenues net of respective operating expenses.

The following details have been extracted from the financial statements of the SOE, which have been prepared in accordance with International Financial Reporting Standards and adjusted for the purpose of preparing the Group financial information:

	1 Jan -31 Dec	1 Jan -31 Dec
	FY2006	FY2005	% change
	RMB’000	RMB’000	+/(-)
Revenue	122,525	105,492	16.15
Cost of sales	(62,855)	(53,004)	18.59

Gross profit	59,670	52,488	13.68
Other operating income	6,286	7,891	(20.34)
Interest income	451	73	517.81
Selling expense	(2,243)	(2,128)	5.40
Administrative expense	(9,536)	(7,373)	29.34
Investment impairment loss	(13,270)	—
Share of losses in associates	(915)	—
Income tax expense	(3,892)	(646)	502.48

Service fee to the Group	36,551	50,305	(27.34)

CHINACAST COMMUNICATION
(B)	The following table provides additional information about the combined income statements of the Group and the SOE, prepared for illustrative purpose and our discussion in item 8, assuming the results of the Group and the SOE can be combined and after eliminating the transactions between the 2 groups. The combined result would provide a more meaningful financial performance of the Group.

	Combined	Combined
	Group and SOE	Group and SOE
	1 Jan -31 Dec	1 Jan -31 Dec
	FY2006	FY2005	% change
	RMB’000	RMB’000	+/(-)
Revenue	215,076	178,990	20.16
Cost of sales	(112,721)	(81,714)	37.95

Gross profit	102,355	97,276	5.22

Other income	8,353	4,924	69.64
Selling expense	(4,814)	(4,660)	3.30
Administrative expense	(48,914)	(42,530)	15.01

Profit from operations	56,980	55,010	3.58
Finance costs	(18)	(19)	(5.26)
Investment impairment loss	(13,270)	—
Share of losses in associates	(915)	—

Profit before income tax	42,777	54,991	(22.21)
Income tax expense	(12,884)	(10,540)	22.24

Net profit for the year	29,893	44,451	(32.75)

Attributable to
Equity holders of the parent	31,296	43,787	(28.53)
Minority interest	(1,403)	664

	29,893	44,451	(32.75)

(C)	The profit before income tax includes the following charges (credits):

	Group	Group
	1 Jan -31 Dec	1 Jan -31 Dec
	FY2006	FY2005
	RMB’000	RMB’000
Depreciation of plant and equipment	2,772	3,581
Amortization of intangible assets	5,350	1,358
Interest on borrowings	18	19
Foreign exchange loss	2,055	2,606
Share option expense	1,181	1,919
Other income including interest income	(7,902)	(4,851)
1(b)(i)	A balance sheet (for the issuer and group), together with a comparative statement as at the end of the immediately preceding financial year.

	Group	Group	Company	Company
	As at	As at	As at	As at
	31/12/2006	31/12/2005	31/12/2006	31/12/2005
	RMB’000	RMB’000	RMB’000	RMB’000
ASSETS
Current assets:
Cash and bank balances	78,520	90,074	—	—
Term deposit	412,921	273,798	—	—
Trade receivables	20,302	19,139	—	—

CHINACAST COMMUNICATION

	Group	Group	Company	Company
	As at	As at	As at	As at
	31/12/2006	31/12/2005	31/12/2006	31/12/2005
	RMB’000	RMB’000	RMB’000	RMB’000
Other receivables and prepayments	2,157	14,136	575	5,152
Amount due from related parties	—	480	—	—

Total current assets	513,900	397,627	575	5,152

Non-current assets:
Interests in subsidiary	—	—	456,252	460,727
Amount due from related parties	164,625	217,887	—	—
Plant and equipment	6,609	8,953	—	—
Deferred tax assets	172	1,379	—	—
Intangible assets	14,028	19,378	—	—
Goodwill	15,291	15,291	—	—

Total non-current assets	200,725	262,888	456,252	460,727

Total assets	714,625	660,515	456,827	465,879

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade payables	3,095	2,816	—	—
Other payables	48,772	41,539	9,335	5,105
Income tax payable	35,938	28,119	—	—
Amount due to related parties	177	138	—	—
Current portion of finance lease	147	152	—	—

Total current liabilities	88,129	72,764	9,335	5,105

CHINACAST COMMUNICATION

	Group	Group	Company	Company
	As at	As at	As at	As at
	31/12/2006	31/12/2005	31/12/2006	31/12/2005
	RMB’000	RMB’000	RMB’000	RMB’000
Non-current liabilities:
Finance lease	37	190	—	—
Total non-current liabilities	37	190	—	—

Capital and reserves:
Issued capital	308,609	292,235	308,609	292,235
Share premium	162,996	166,572	162,996	166,572
Capital reserve	—	1,919	—	1,919
Exchange translation reserve	(3,522)	(1,649)	(23,994)	(4,492)
Legal reserve	10,073	6,102	—	—
Accumulated profits	132,862	105,538	(119)	4,540

Equity attributable to equity holders of the parent	611,018	570,717	447,492	460,774
Minority interests	15,441	16,844	—	—

Total equity	626,459	587,561	447,492	460,774

Total liabilities and equity	714,625	660,515	456,827	465,879

1(b)(ii) Aggregate amount of group’s borrowings and debt securities.
     Amount repayable in one year or less, or on demand

As at 31 December 2006		As at 31 December 2005
Secured	Unsecured	Secured	Unsecured
RMB’000	RMB’000	RMB’000	RMB’000
147	—	152	—
     Amount repayable after one year

As at 31 December 2006		As at 31 December 2005
Secured	Unsecured	Secured	Unsecured
RMB’000	RMB’000	RMB’000	RMB’000
37	—	190	—
Details of any collateral
The Group’s obligation under a finance lease is secured by the lessor’s charge over the leased asset. As at 31 December 2006, the current portion and non-current portion of the finance lease amounted to approximately RMB147,000 and RMB37,000 (2005: RMB152,000 and RMB190,000) respectively.
1(c) A cash flow statement (for the group), together with a comparative statement for the corresponding period of the immediately preceding financial year.

CHINACAST COMMUNICATION

	Group	Group
	1 Jan – 31 Dec	1 Jan – 31 Dec
	FY2006	FY2005
	RMB’000	RMB’000
Cash flows from operating activities
Profit before income tax	38,884	54,345
Adjustments for:
Depreciation expense	2,772	3,581
Interest income	(7,902)	(4,538)
Interest expense	18	19
Loss on disposal of plant and equipment	7	—
Amortisation of intangible assets	5,350	1,358
Share option expense	1,181	1,919

Operating cash flows before movements in working capital	40,310	56,684
Trade receivables	(1,163)	(3,154)
Other receivables and prepayments	11,979	(3,910)
Trade payables	279	732
Other payables	7,799	16,854
Amount due from related parties	480	(69)
Amount due to related parties	39	138
Cash generated from operations	59,723	67,275
Interest paid	(18)	(19)
Interest received	7,902	4,538
Income tax paid	(5)	(2,840)

Net cash from operating activities	67,602	68,954
Investing activities:
Cash inflow arising from the acquisition of subsidiary (Note 1)	—	(12,195)
Amount due from related parties	53,262	(39,961)
Purchase of plant and equipment	(479)	(5,584)
Deposit for acquiring plant and equipment	—	25,839
Term deposits	(139,123)	50,102

Net cash (used in) from investing activities	(86,340)	18,201
Financing activities
Repayments of borrowing	—	(140)
Proceeds from exercise of share options	9,698	—
Finance lease	(146)	(152)

Net cash from (used in) financing activities	9,552	(292)

Net (decrease) increase in cash and cash equivalents	(9,186)	86,863
Cash and cash equivalents at beginning of year	90,074	4,818
Effect of foreign exchange rate changes	(2,368)	(1,607)

Cash and cash equivalents at end of year	78,520	90,074

Explanatory Note:
(1) The attributable net assets of the subsidiary* acquired are as follows:

1 Jan – 31 Dec
FY2005
RMB’000
Plant and equipment	1,459
Intangible assets	20,736
Trade receivables	908
Other receivables	394

CHINACAST COMMUNICATION

1 Jan – 31 Dec
FY2005
RMB’000
Bank balances and cash	2,505
Trade payables	(2,084)
Other payables	(2,168)
Other tax liabilities	139
Minority interest	(16,180)

Net asset acquired	5,709
Goodwill arising from the acquisition	15,291

Total purchase consideration	21,000
Less: Unpaid portion	(6,300)
Less: Cash of subsidiary acquired	(2,505)

Cash inflow arising from acquisition of subsidiary	12,195

*	The subsidiary acquired in FY2005 was Beijing Tongfang Digital Education Technology Ltd (“Tongfang Education”). The acquisition of Tongfang Education was completed in October 2005.
1(d)(i) A statement (for the issuer and group) showing either (i) all changes in equity or (ii) changes in equity other than those arising from capitalisation issues and distributions to shareholders, together with a comparative statement for the corresponding period of the immediately preceding financial year.

	Attributable to equity holders of the parent
				Exchange
	Share	Share	Capital	Translation	Legal	Accumulated		Miniority	Total
	capital	premium	reserve	reserve	reserve	profits	Total	Interest	equity
	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000
Group

Balance at 1 January 2005	292,235	166,572	—	(20)	2,373	65,480	526,640	—	526,640
Net profit for the year ended 31 December 2005	—	—	—	—	—	43,787	43,787	664	44,451
Share option expense recognised	—	—	1,919	—	—	—	1,919	—	1,919
Transfer to legal reserve	—	—	—	—	3,729	(3,729)	—	—	—
Acquisition of subsidiary	—	—	—	—	—	—	—	16,180	16,180
Translation adjustment	—	—	—	(1,629)	—	—	(1,629)	—	(1,629)

Balance at 31 December 2005	292,235	166,572	1,919	(1,649)	6,102	105,538	570,717	16,844	587,561

CHINACAST COMMUNICATION

	Attributable to equity holders of the parent
				Exchange
	Share	Share	Capital	Translation	Legal	Accumulated		Miniority	Total
	capital	premium	reserve	reserve	reserve	profits	Total	Interest	Equity
Group

Balance at 1 January 2006	292,235	166,572	1,919	(1,649)	6,102	105,538	570,717	16,844	587,561
Net profit for the year ended 31 December 2006	—	—	—	—	—	31,295	31,295	(1,403)	29,892
Share option expense recognized	—	—	1,181	—	—	—	1,181	—	1,181
Exercise of share options	16,374	(3,576)	(3,100)	—	—	—	9,698	—	9,698
Transfer to legal reserve	—	—	—	—	3,971	(3,971)	—	—	—
Translation adjustment	—	—	—	(1,873)	—	—	(1,873)	—	(1,873)

Balance at 31 December 2006	308,609	162,996	—	(3,522)	10,073	132,862	611,018	15,441	626,459

Company

Balance at 1 January 2005	292,235	166,572	—	—	—	(1,602)	457,205	—	457,205
Share option expense recognised	—	—	1,919	—	—	—	1,919	—	1,919
Net profit for the year ended 31 December 2005	—	—	—	—	—	6,142	6,142	—	6,142
Translation adjustment	—	—	—	(4,492)	—	—	(4,492)	—	(4,492)

Balance at 31 December 2005	292,235	166,572	1,919	(4,492)	—	4,540	460,774	—	460,774

Company

Balance at 1 January 2006	292,235	166,572	1,919	(4,492)	—	4,540	460,774	—	460,774
Share option expense recognized	—	—	1,181	—	—	—	1,181	—	1,181
Exercise of share options	16,374	(3,576)	(3,100)	—	—	—	9,698	—	9,698
Net loss for the year ended 31 December 2006	—	—	—	—	—	(4,659)	(4,659)	—	(4,659)
Translation adjustment	—	—	—	(19,502)	—	—	(19,502)	—	(19,502)

Balance at 31 December 2006	308,609	162,996	—	(23,994)	—	(119)	447,492	—	447,492

1(d)(ii)	Details of any changes in the company’s share capital arising from rights issue, bonus issue, share buy-backs, exercise of share options or warrants, conversion of other issues of equity securities, issue of shares for cash or as consideration for acquisition or for any other purpose since the end of the previous period reported on. State also the number of shares that may be issued on conversion of all the outstanding convertibles as at the end of the current financial period reported on and as at the end of the corresponding period of the immediately preceding financial year.

Share Capital:

There was an increase of 26,110,000 shares in the Company’s share capital for the 12 months ended 31 December 2006 as a result of the exercise of all share options.

Share Options:

As at 31 December 2006, there were no unexercised share options (31 December 2005 : 26,110,000).

CHINACAST COMMUNICATION
2.	Whether the figures have been audited or reviewed and in accordance with which auditing standard or practice.

The figures have not been audited or reviewed.

3.	Where the figures have been audited or reviewed, the auditors’ report (including any qualifications or emphasis of a matter).

Not applicable.

4.	Whether the same accounting policies and methods of computation as in the issuer’s most recently audited annual financial statements have been applied.

The Group and Company have applied the same accounting policies and methods of the computation in the financial statements for the current reporting period consistent with those of the audited financial statements for the financial year ended December 31, 2005, except for the adoption of the new and revised IFRS and interpretations of the IFRS (“IFRIC”) that are relevant to its operations and effective for annual periods beginning on and after January 1, 2006.

5.	If there are any changes in the accounting policies and methods of computation, including any required by an accounting standard, what has changed, as well as the reasons for, and the effect of, the change.

The adoption of the new/revised IFRS and IFRIC does not have a material financial impact on the Group and the Company.

6.	Earnings per ordinary share of the group for the current financial period reported on and the corresponding period of the immediately preceding financial year, after deducting any provision for preference dividends.

	Group	Group
	FY2006	FY2005
Earnings per share (EPS) in RMB cents
(i) Based on weighted average number of ordinary shares in issue*	7.05	9.91
(ii) On a fully diluted basis**	7.05	9.51

*	The calculation of earnings per share for the actual results for the 12 months ended 31 December 2006 is based on the actual net profit attributable to shareholders and the weighted average number of ordinary shares in issue of 443,992,334 shares. For comparative purposes, earnings per share for the actual results for the 12 months ended 31 December 2005 is based on the actual net profit attributable to shareholders and the weighted average number of ordinary shares in issue of 441,816,501 shares.

**	For the purpose of computing diluted EPS, the number of shares is based on the weighted average number of ordinary shares in issue disclosed above and after adjusting for the effect of dilutive share options.

CHINACAST COMMUNICATION
7.	Net asset value (for the issuer and group) per ordinary share based on issued share capital of the issuer at the end of the (a) current financial period reported on; and (b) immediately preceding financial year.

	Group	Group	Company	Company
	As at	As at	As at	As at
	31/12/2006	31/12/2005	31/12/2006	31/12/2005
Net asset value per share in RMB	1.31	1.29	0.96	1.04
Net asset value per ordinary share was computed based on (1) the shareholder’s equity of our Group/Company as at 31 December 2006 and 31 December 2005 and (2) the share capital of 467,926,501 shares as at 31 December 2006 (31 December 2005: 441,816,501 shares).

8.	A review of the performance of the group, to the extent necessary for a reasonable understanding of the group’s business. It must include a discussion of the following:-
(a)	any significant factors that affected the turnover, costs, and earnings of the group for the current financial period reported on, including (where applicable) seasonal or cyclical factors; and

(b)	any material factors that affected the cash flow, working capital, assets or liabilities of the group during the current financial period reported on.
Review of Operating results
As the combined results of the Group and the SOE (“Combined Group”) provides a more meaningful review of the financial performance of the whole Group, the following discussion of our performance also includes the results of the Combined Group (assuming they can be combined and after eliminating transactions between the Group and SOE), which is shown in note (B) to the income statement in paragraph 1(a). A breakdown of the revenue of the Combined Group is shown below.

	FY2006	FY2005
	RMB’000	RMB’000
Revenue of the Group
University Distance Learning Solutions	17,487	6,329
K-12 and content delivery	75,064	67,169

Sub-total	92,551	73,498

Revenue of the SOE
University Distance Learning Solutions	72,914	66,933
IT/Management Training Courses and Solutions	5,046	5,280
K-12 Distance Learning and Educational Content Solutions	3,445	6,296
Enterprise Networking Products and Services	41,120	26,983

Sub-total	122,525	105,492

Sum of the Group’s and SOE’s revenue	215,076	178,990

The sum of the revenue of the Group and that of the SOE for FY2006 amounted to RMB215.1 million representing an increase of 20.2% compared to FY2005. Compared to FY2005, revenue of the Group increased considerably by 25.9% from RMB73.5 million to RMB92.6 million. The revenue from the K-12 and content delivery business increased by approximately 11.8% from RMB67.2 million to RMB75.1 million. The increase was mainly due to an increase in equipment sales. After consolidation of the result of Tongfang Education in 4QFY2005, the Group’s revenue from University Distance Learning business increased by 176.3% from RMB6.3 million in FY2005 to RMB17.5m million in FY2006.

CHINACAST COMMUNICATION
The SOE recorded a modest increase in its revenue from RMB105.5 million in FY2005 to RMB122.5 million in FY2006, which was mainly attributable to the increase in equipment sales to Enterprise customers and the increase in revenue from the University Distance Learning Solutions business. Revenue from the University Distance Learning Solutions business increased from RMB66.9 million in FY2005 to RMB72.9 million in FY2006 mainly due to the increase in student enrolment for distance learning. Together with the students on the Tongfang Education platform, total students enrolled for distance university education increased from approximately 113,000 as at the end of FY2005 to approximately 128,000 as at the end of FY2006. Revenue from the IT/Management Training Courses and Solutions business decreased slightly from RMB5.3 million in FY2005 to RMB5.0 million in FY2006. Revenue from the K-12 Distance Learning and Education Content Solutions business decreased slightly from RMB6.3 million in FY2005 to RMB3.4 million in FY2006. Revenue from the Enterprise Networking Products and Services business increased significantly from RMB27.0 million in FY2005 to RMB41.1 million in FY2006, as a result of increase in equipment sales.
Cost of sales of the Group increased by 53.4% from RMB36.6 million in FY2005 to RMB56.2 million in FY2006. Gross profit margin decreased by approximately 10.9 percentage points, from 50.2% in FY2005 to 39.3% in FY2006. This drop was a result of the low margin in equipment sales. After the acquisition of Tongfang Education in FY2005, the majority of the intangible assets are amortized over a 46 month period. The intangible amortization expense amounted to RMB5.4 million in FY2006 comparing to RMB1.4 million in FY2005. The combined cost of sales of the Group and SOE increased by 38.0% from RMB81.7 million in FY2005 to RMB112.7 million in FY2006. This increase was mainly due to the higher portion of equipment sales in the composition of the revenue.
The Group received a service fee of RMB36.6 million in FY2006 as compared to a service fee of RMB50.3 million in FY2005 as a result of the investment impairment loss in SOE, which amounted to RMB13.3 million based on current circumstances. The significant increase in other income from RMB4.9 million in FY2005 to RMB7.9 million in FY2006 was mainly due to the increase in interest income.
The Group’s administrative expenses increased by 12.0% from RMB35.2 million in FY2005 to RMB39.4 million in FY2006. The increase was due to the professional and related expenses in relation to the takeover of the Group by Great Wall Acquisition Corporation, (“GWAC” now known as ChinaCast Education Corporation).
Finance costs decreased by 5.3% from RMB19,000 in FY2005 to RMB18,000 in FY2006.
Overall, profit before income tax has decreased from RMB54.3 million in FY2005 to RMB38.9 million in FY2006, representing a decrease of 28.5%. The profit before tax was affected by the professional and related expenses in relation to the takeover of the Group by GWAC and the investment impairment loss of RMB13.3 million taken up by the SOE. Income tax expense decreased slightly from RMB9.9 million in FY2005 to RMB9.0 million in FY2006. Net profit before minority interest decreased from RMB44.5 million in FY2005 to RMB29.9 million in FY2006, representing a decrease of 32.8%.
Financial Position
Cash, bank balances and term deposits increased from RMB363.9 million as at 31 December 2005 to RMB491.4 million as at 31 December 2006 mainly as a result of the SOE paying the service fee to the Group and the realization of profit. Account receivable increased by 6.1% from RMB19.1 million as at 31 December 2005 to RMB20.3 million as at 31 December 2006. This increase was mainly due to business expansion. Prepayment and other receivable and deposit decreased from RMB14.1 million as at 31 December 2005 to RMB2.2 million as at 31 December 2006. The decrease was mainly the reduction in deposit as a result of the expiry of the transponder contract and the settlement of other receivable. As at 31 December 2006, the goodwill amounted to RMB15.3 million as a result of the acquisition of Tongfang Education. Net tangible assets as at 31 December 2006 totalled RMB581.7 million (31 December 2005: RMB536.0 million). This represented an increase of 8.5% from the net tangible assets as at 31 December 2006.

CHINACAST COMMUNICATION
Financial support to SOE

In FY2006, the Group received payments from SOE amounting to RMB53.3 million, which reduced the amount due from SOE from RMB217.9 million as at 31 December 2005 to RMB164.6 million as at 31 December 2006.

GWAC offer exercise

GWAC made an offer to ChinaCast’s shareholders to acquire their shares on 21 December 2006 and at the close of the offer on 18 January 2007, GWAC received acceptances representing 80.05% of ChinaCast. On 9 February 2007, GWAC acquired a further 13.68% and currently holds 93.73% of ChinaCast.

9.	Where a forecast, or a prospect statement, has been previously disclosed to shareholders, any variance between it and the actual results.

Not applicable.

10.	A commentary at the date of the announcement of the significant trends and competitive conditions of the industry in which the group operates and any known factors or events that may affect the group in the next reporting period and the next 12 months.

With the continued growth of the education business in China, ChinaCast is fully focused on becoming a significant player in this sector. This entails shifting its focus from an education enabler to an education provider including the provision of vocational courses. The Group is actively pursuing additional university partners as well as having our own contents.

11.	Dividend

(a)	Current Financial Period Reported On

None

Name of Dividend
Dividend Type
Dividend Amount per Share (in cents)
Optional:- Dividend Rate (in %)
Par value of shares
Tax Rate
(b)	Corresponding Period of the Immediately Preceding Financial Year

None.

Name of Dividend
Dividend Type
Dividend Amount per Share (in cents)
Optional:- Dividend Rate (in %)
Par value of shares
Tax Rate

CHINACAST COMMUNICATION
(c)	Date payable

Not applicable.

(d)	Books closure date

Not applicable.

12.	If no dividend has been declared/recommended, a statement to that effect.

No dividends have been recommended.

13.	Segmented revenue and results for business or geographical segments (of the group) in the form presented in the issuer’s most recently audited annual financial statements, with comparative information for the immediately preceding year.

The Group revenue and profit before income tax are substantially derived from sales in Hong Kong and the People’s Republic of China (“PRC”). The principal activity of the Group is the technology enablers in the telecommunication industry and most of the assets and liabilities and capital expenditure of the Group are employed in the PRC. Hence, the geographical and business segment information are as presented in the financial information.

14.	In the review of performance, the factors leading to any material changes in contributions to turnover and earnings by the business or geographical segments.

Not applicable.

15.	A breakdown of sales.

	Group	Group
	Year ended	Year ended
	31/12/2006	31/12/2005	% change
	RMB’000	RMB’000	+/(-)
Revenue reported for the first half year	44,973	35,718	25.9
Net profit after tax for the first half year	21,150	22,274	(5.0)
Revenue reported for the second half year	47,578	37,780	25.9
Net profit after tax for the second half year	8,742	22,177	(60.6)
16.	A breakdown of the total annual dividend (in dollar value) for the issuer’s latest full year and its previous full year.

Total Annual Dividend (refer to Para 16 of Appendix 7.2 for the required details)

	Latest Full Year	Previous Full Year
Ordinary	—	—
Preference	—	—
Total:	—	—

CHINACAST COMMUNICATION
BY ORDER OF THE BOARD
Yin Jianping
Chairman
31/3/2007